Exhibit 99.1

EXCLUSIVE SIMULATION-STYLE NASCAR® VIDEO GAME LICENSE SOLD TO IRACING

MIAMI, FL – October 5, 2023 – Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games”), is announcing today the sale and transfer of NASCAR Team Properties’ (NTP) exclusive license for NASCAR® themed simulation-style console racing games.

The sale and transfer, approved by NTP, will see the license transfer from 704Games LLC (“704Games”), a wholly-owned subsidiary of Motorsport Games, to iRacing.com Motorsport Simulations, LLC (“iRacing”) who will begin developing the next NASCAR console game.

“After careful consideration, it became apparent that it is in the best interest of Motorsport Games to concentrate our resources around alternative assets and revenue growth opportunities. We believe that this is a continued shift toward quality,” said Stephen Hood, Chief Executive Officer at Motorsport Games.

“This sale to iRacing, a preferred NASCAR partner, is expected to be beneficial to all parties. We believe it will allow us to rebalance our immediate cash needs, reduce our contractual and financial obligations and double-down on near term revenue generating releases already in advanced development” continued Hood. “We would like to thank our partners at NTP and fans of the franchise over the years and wish iRacing the best with their future plans.”

“This mutual agreement is in the best interest of all parties involved and allows for a new crown jewel in our expanding video game lineup,” said Nick Rend, Managing Director esports and gaming at NASCAR. “We thank Motorsport Games for its efforts over the years and will work diligently with iRacing to deliver a console game that’s exciting for the gaming community and allows our fans to connect with the sport in an impactful, meaningful way.”

Current NASCAR titles, including NASCAR Heat 5, which recently received the “Next-Gen Car Update” DLC, and Nintendo Switch title NASCAR Rivals will remain supported by Motorsport Games and available for the remainder of 2023 and throughout 2024.

Additionally, as part of ongoing efforts to achieve long-term financial sustainability and growth, Motorsport Games has committed to redefining its product and development strategy and will start with a comprehensive commercial review of all projects in its portfolio, which may result in additional restructuring efforts to those already implemented under the previously announced 2022 Restructuring program. This includes a detailed review of the INDYCAR game project, which is under development by the Motorsport Games Australia studio and Traxion.GG, a UK based media website and community focused on racing games and related esports.

Stephen Hood added, “We believe that the sale of the NASCAR license is a significant accelerator to a planned change of direction. With proprietary technology, industry leading talent, handpicked advisors, stronger processes, and a change of culture we expect to deliver on the promise we see throughout our company.”

About Motorsport Games:

Motorsport Games, a Motorsport Network company, is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to develop racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans, INDYCAR, and the British Touring Car Championship (“BTCC”). Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also serves as the official sim racing platform of Formula E, while also powering F1 Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, Formula E and BTCC. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure and every race inspires.

Forward-Looking Statements:

Certain statements in this press release which are not historical facts are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning whether it is in the best interest of Motorsport Games to sell and transfer of NASCAR license, whether it is in the best interest of Motorsport Games to concentrate on its other resources, assets and/or revenue growth opportunities, whether such pivot is a continuing shift toward quality, whether shift toward quality, if achieved, would be continued or material, whether this sale to iRacing would allow Motorsport Games to rebalance its short-term cash needs and/or reduce contractual and financial obligations and/or double-down on near term revenue generating releases already in advanced development, whether the foregoing activities, if effectuated, would be beneficial for Motorsport Games and its financial and/or liquidity position, whether Motorsport Games will succeed in supporting and/or keeping available the current NASCAR titles, including NASCAR Heat 5, which recently received the “Next-Gen Car Update” DLC, and Nintendo Switch title NASCAR Rivals for the remainder of 2023 and throughout 2024, whether Motorsport Games will be successful in its ongoing efforts to achieve long-term financial sustainability and growth, whether redefining Motorsport Games’ product and development strategy would be achieved, whether Motorsport Games’ review of all projects in its portfolio will be beneficial, whether such review would result in additional restructuring efforts to those already implemented under the previously announced 2022 Restructuring program, whether such additional restructuring efforts would be beneficial for Motorsport Games and whether Motorsport Games’ review of the INDYCAR game project would be beneficial for Motorsport Games and its customers. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, without limitation: difficulties, delays in or unanticipated events that may impact the timing and expected benefits of Motorsport Games sale of NASCAR license and/or Motorsport Games concentrating resources around its core assets and/or revenue growth opportunities, whether such concentration will be a continued shift toward quality, whether the sale of the NASCAR license will become a significant accelerator to Motorsport Games’ planned change of direction, whether Motorsport Games’ proprietary technology, talent, advisors, processes, and a change of culture would deliver benefits to Motorsport Games and/or improve its financial and/or liquidity position, whether Motorsport Games’ talent is industry leading and Motorsport Games’ processes are stronger, and whether Motorsport Games will be successful in achieving long term financial sustainability and growth. Factors other than those referred to above could also cause Motorsport Games’ results to differ materially from expected results. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games’ filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q filed with the SEC during 2023, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Motorsport Games’ website or other websites referenced or linked to this press release shall not be incorporated by reference into this press release.

Website and Social Media Disclosure:

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames & @traxiongg
traxion.gg	Instagram: msportgames & traxiongg
motorsport.com	Facebook: Motorsport Games & traxiongg
LinkedIn: Motorsport Games
Twitch: traxiongg
Reddit: traxiongg

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

investors@motorsportgames.com

Media:

press@motorsportgames.com